Exhibit 10.1

Equity Transfer Agreement

Seller:Cybrdi.Inc (hereinafter referred to as Party A)

Address: No.29 Chang’an South Road, Yanta District, Xi’an

Contact Number: 029-88103388 13319263999

Email Address: byb999@126.com

Buyer: Xi’an Alena Biotechnology Co., Ltd

(hereinafter referred to as Party B)

Unified Social Credit Code: 91610131673262427P

Address: Room 107, Chuangtuo Building, No.2 Gaoxin 5th Road, Gaoxin District, Xi’an

Contact Number: 029-89198505

Email Address: info@alenabio.com

Party A and Party B have, in accordance with relevant legislation and regulations, reached an agreement through friendly consultations on matters pertaining to the transfer of 80% equity interest in Shaanxi Chaoying Biotechnology Co., Ltd (the “Target Company”) held by Party A and entered into this contract which shall be binding on both parties.

1. Target Company

80% of the equity interest in the target company lawfully held by Party A with a registered capital contribution of RMB 25,600,000 in the Target Company.

2. Representation and Warranties of Both Parties

2.1 Representation and Warranties of Party A

2.1.1 Party A is a company duly incorporated and valid existing as a legal person under the laws of the PRC, who has full capacity for civil conduct and may independently engage in civil activities.

2.1.2 Party A is a shareholder of the Target Company who lawfully holds 80% equity interest.

2.1.3 The Target Company is clear of any share pledges, share guarantees or any other third party rights, and free of any restrictions from Ministry of Justice.

2.1.4 Party A promises to actively assist Party B in any matters related to the proposed equity transfer transaction. Party A is not allowed to dispose any assets of the Target Company, or to provide any guarantee or pledges with the name of the Target Company.

2.1.5 Prior to the signing of this agreement, Part A confirms that information provided to Part B in relation to the Target Company’s identity as the legal person, legitimate operations and existence, ownership of assets, creditor’s rights, liabilities, taxation, litigation and arbitration, as well as other disputes or incidents that may possibly cause negative consequences provided by the Target Company and Part A are all true, accurate and complete, and free from fraudulence, untruthfulness and concealment. The Target Company and Part A are willing to be responsible for any consequences caused by the failure in proper disclosure.

2.2 Representation and Warranties of Party A

2.2.1 Party B is a company duly incorporated and valid existing as a legal person under the laws of the PRC, who has full capacity for civil conduct and may independently engage in civil activities.

2.2.2 Party B has obtained approval from relevant regulatory bodies to acquire the 80% of the interest of the Target Company from Party A, and has an adequate understanding of the basic information and status of the Target Company.

2.2.3 Party B promises that it has the ability to pay for the consideration of the proposed transaction.

2.2.4 Party B promises that it will continue to develop and support the business development of the Target Company after becoming the shareholder of the Target Company.

3. Transfer Price and Payment

3.1 Both parties agree and confirm that the consideration for the transaction is RMB25,600,000 or USD equivalent.

3.2 Payment Methods:

Stage 1: Party B will pay Party A 47% of the consideration within 10 business days when Target Company and Party A completes all necessary procedures to update the company registration and other regulatory bodies.

Stage 2: Party B will pay Part A 53% of the consideration within 3 business days after 1 year of the date when all necessary procedures to update the company registration and other regulatory bodies are completed by Party A and the Target Company.

4. Conditions for Completion

4.1 Both parties complete all procedures as set out in the agreement, and 80% of the equity interest of the Target Company is transferred to Party B.

4.2 The Register of Shareholders, Articles of Association, and company registration files of the Target Company have been clearly updated to reflect that Party A owns that amount of equity interest.

5. Liabilities for Breach

5.1 Both parties must completely fulfil the obligations as set out in this agreement. Any party who fails to fulfil the obligations or any subsidiary or supplemental requirements set out in the agreement, will be considered as breach, and the other party will have the right to request the breaching party to pay for penalties and any damages caused.

5.2 The penalties for breach of this agreement is 5% of the consideration of the transaction. Damage means the direct and actual losses and does not include other losses.

5.3 The non-breaching party can still request the breaching party to fulfil the requirements as set out in this agreement, although it has already taken actions to penalize the breaching party.

6. Termination and Amendment

6.1 This agreement is amendable and able to be supplemented if both parties agree and sign a supplemental agreement.

6.2 Both parties agree to immediately terminate the agreement when:

6.2.1 Both parties have fulfil their obligations set out in the agreement, and all rights set out in the agreement have been met;

6.2.2 Both parties agree to terminate the agreement; or 6.2.3 Due to other reasons, the proposed transaction is not approved by any relevant regulatory bodies.

Party A shall return the payment for consideration from Party B within 10 business days if 6.2.2 or 6.2.3 becomes effective.

6.3 Once the rights and obligations of this agreement end, both parties shall act within the principles of honesty and integrity, and fulfil the obligations of notifications, assistance and confidentiality as in usual.

7. Confidentiality

Any party is not allowed to disclose or spread to the public or any third party about the private and confidential information of the other party that is obtained during the negotiations, signing and execution of this agreement, or manipulate such private and confidential information to benefit for itself or any third party, unless 1) it is required by law; 2) it is in the interest of the public; or 3) the other party agrees in writing.

8. By-laws

8.1 Any disputes during the execution of this agreement shall be friendly negotiated and resolved by both parties. Each party has the right to file a civil litigation in the jurisdiction of the governing law of the agreement. 8.2 Any incomplete matters can be negotiated and resolved by both parties in a friendly manner, and a supplemental agreement can be signed by both parties. The supplement agreement will have the same force of law.

8.3 There shall be four signed copies of this agreement. Both parties will each possess one signed copy, the Target Company will possess one copy, and one copy will be used for company registration filings.

8.4 The agreement becomes immediately effective on the date of signing by two parties.

9. Schedule to the agreement: Statement of waiving pre-emptive rights (has the same force of law as the agreement).

Seller (Party A): Cybrdi, Inc (Chop)

Legal Representative (Authorised person) Signature:

Buyer (Party B): Xi’an Alena Biotechnology Co., Ltd

Legal Representative (Authorised person) Signature:

Signing Date: 19 July 2017

Place of Signature: Gaoxin District, Xi’an

Statement of Waiving Pre-Emptive Rights

The other shareholders of the Target Company, Shannxi Yanfeng Real Estate Development Co., Ltd, Shannxi Chaoying Cosmetics Co., Ltd, and Immuno-Oncocemomics Inc. are all willing to unconditionally abandon their respective pre-emptive rights to purchase the equity interest held by Party A.

Shannxi Yanfeng Real Estate Development Co., Ltd (Chop)

Shannxi Chaoying Cosmetics Co., Ltd (Chop)

Immuno-Oncocemomics Inc (Chop)